EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of December 27, 2017 and is effective as of January 1, 2018 (the “Effective Date”), by and between SolarWindow Technologies, Inc., a Nevada corporation with its executive offices at 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 (the “Company”) and John A. Conklin, an individual residing at 3489 Pennsylvania Avenue, Apalachin, New York 13732 (the “Executive”).

RECITALS

Whereas, the Executive is employed by the Company as its President, Chief Executive Officer and Chief Financial Officer (sometimes collectively herein referred to as the “Executive Positions”) pursuant to the terms and conditions of an employment agreement between the Executive and Company dated January 1, 2014 (the “2014 Employment Agreement”);

Whereas, the 2014 Employment Agreement expires at 11:59 p.m. on December 31, 2017; and

Whereas, the Company and the Executive desire to set forth the terms upon which the Executive will continue be employed by the Company and serve in the Executive Positions.

Now, Therefore, in consideration of the promises and of the covenants contained in this Agreement, the Company and Executive agree as follows:

1. Employment and Duties.

(a) Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts continued employment, to serve as the Company’s President, Chief Executive Officer, and Chief Financial Officer, and will serve in such other positions, and perform and execute such duties and responsibilities assigned to the Executive from time to time by the Company’s Board of Directors (the “Board of Directors”). Additionally, the Executive shall continue to serve, during the term of this Agreement, as a member of the Company’s Board of Directors.

(b) Performance of Duties. In performance of the Executive’s duties, the Executive shall be subject to the direction of, and be reporting directly to, the Company’s Board of Directors; anything herein to the contrary notwithstanding, if requested by the Board, the Executive will immediately resign from any Executive Positions in which the Executive may be serving at such time. The Executive’s execution of this Agreement constitutes the Executive’s acceptance of his continuing appointment as the Company’s President Chief Executive Officer, and Chief Financial Officer. The Executive agrees to perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability and to use all reasonable efforts to promote the interests of the Company. It is understood and agreed by the Executive that the Executive’s title and scope of duties and responsibilities may, from time to time, change, but that any such changes shall not constitute a basis for the termination of this Agreement by the Executive.

(c) Full Time Efforts. The Executive may not accept other gainful employment except with the prior consent of the Board of Directors of the Company. With the prior consent of the Board of Directors of the Company, the Executive may become a director, trustee or other fiduciary of other corporations, trusts or entities. Except during vacations, holidays and other leave time, the Executive agrees to devote the Executive’s full time efforts, professional attention, knowledge, and experience as may be necessary to carry on the Executive’s duties pursuant to this agreement and the fulfillment of the Executive’s responsibilities in accordance with the Executive Positions. For purposes of clarity, except with respect to subsidiaries of the Company, the Executive may not render executive services to, or serve as a director or officer of any other Company without the prior approval of the Board of Directors. However, nothing in this Section 1 shall be construed as preventing the Executive from pursuing any of the following: (i) investing and managing the Executive’s personal assets and investments, so long as such assets and investments are not in businesses which are in direct competition with the Company or otherwise present a conflict of interest with the Company; and (ii) participating in civic, charitable, religious, industry and professional organizations and functions so long as they do not materially interfere with the performance of the Executive’s duties hereunder.

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(d) Travel. The Executive shall be available to travel as the needs of the Company’s Business require.

(e) Code of Ethics. During the term of this Agreement and at any time during which the Executive is serving in the Executive Positions with the Company the Executive agrees to adhere to the Company’s Code of Ethics and Business Conduct, as may be amended from time to time, which the Executive previously signed and provided to the Company.

2. Term of Employment.

(a) Term. Subject to the provisions hereof permitting the earlier termination of this Agreement, the term of this Agreement shall be four (4) years, beginning on the Effective Date and terminating at 11:59 p.m. on December 31, 2021 (the “Expiration Date”). Following the Expiration Date, and except as otherwise specifically provided, the employment of the Executive, at the discretion of the Executive, may become an “at-will” employment unless the parties subsequently enter into a further contract of employment.

(b) Earlier Termination. Anything herein to the contrary notwithstanding:

(i) The Executive’s employment will automatically terminate upon the death or Disability of the Executive. The foregoing is subject to the duty of the Company to provide reasonable accommodation under the Americans with Disabilities Act.

(ii) By mutual written agreement of the Executive and the Company.

(iii) The Company at any time may terminate the Executive’s employment for Cause by delivering written notice (the “Company’s Notice of Termination”) of such termination. The Company’s Notice of Termination shall specify the effective date of the termination of the Executive’s employment (the “Effective Termination Date”).

(iv) The Company at any time may terminate the Executive’s employment for any reason or no reason and without Cause by delivering the Company’s Notice of Termination, which shall specify the Effective Termination Date.

(v) The Executive, at his sole option, may terminate his employment for any reason or no reason at all, with or without Good Reason by delivering to the Company’s Notice of Termination (the “Executive’s Notice of Termination”) of such termination to the Company at least thirty (30) days prior to the effective date of the termination of employment specified in the notice; the Executive’s Notice of Termination shall specify the Effective Termination Date. In the event that the Company receives the Executive’s Notice of Termination, the Company may, in its sole discretion, accelerate the date of termination specified in the notice, which acceleration will not give rise to any additional payments or rights to the Executive hereunder.

(c) Acceleration of Termination Date. Anything herein to the contrary notwithstanding, upon receipt of the Executive’s Notice of Termination, the Company may elect to accelerate the Effective Termination Date as specified in the Executive’s Notice of Termination to such earlier date as the Company, in its sole discretion may elect, by providing the Executive with written notice thereof, which acceleration will not give rise to any additional payments or rights hereunder to the Executive.

(d) Basis of Termination. Each of the Company’s Notice of Termination and the Executive’s Notice of Termination must specify the particular termination provision of this Agreement relied upon by the party for the termination.

(e) Resignation as a Member of the Board. Upon termination of the Executive’s employment pursuant to this Agreement, either by the Executive or the Company, the Executive shall resign as a member of the Board of Directors as of the Effective Termination Date unless the Board of Directors requests the Executive remain a Director and the Executive accepts the position

(f) Term of Employment and Termination herein referenced in 2(a) through 2(e) are subject to conditions of Section 10 - Effect of Termination.

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3. Compensation.

(a)	Salary. As of the Effective Date, the Executive shall be paid a monthly salary of Twenty Two Thousand Nine Hundred and Seventeen Dollars ($22,917) and as modified from time to time hereunder, the “Monthly Payment”) (Two Hundred and Seventy Five Thousand Five Hundred Dollars ($275,000) per year), the salary is payable in twenty four (24) installments of Eleven Thousand Four Hundred and Fifty Eight Dollars and Thirty Three Cents ($11,458.33) each on the fifteenth (15th) and last day of each calendar month during the term of this Agreement, less all payroll and other required tax withholdings. The Monthly Payment shall be prorated for any partial months during the term of this Agreement. The Executive’s salary shall be subject to periodic review and adjustment in accordance with the Company’s salary review policies and practices then in effect for its senior management. The amounts and conditions of a salary increase, if any, to be awarded to the Executive will be determined by the Board of Directors, in its sole discretion.

(b)	Cash Bonus. The amounts and conditions of a cash bonus, if any, to be awarded to the Executive will be determined by the Board of Directors, in its sole discretion.

(c)	Equity Bonus. As an incentive to enter into and undertake employment pursuant to this Agreement and to meet certain Company milestones the Executive will be granted stock options as follows:

(i) Number, Vesting and Exercise Price. Subject to the Executive’s execution and delivery of this Agreement and the definitive Stock Option Agreement substantially in the form of Exhibit A hereto (the “Stock Option Agreement”) the Executive shall receive a total of 1,008,000 options (the “Retention Options”) to purchase up to 1,008,000 shares of the Company’s common stock (the “Option Shares”); the Options are subject to and shall have such further restrictions, vesting requirements and exercise provisions as are set forth in the Stock Option Agreement. Subject to the foregoing the Retention Option shall vest: The Stock Option Agreement shall set forth the grant price of the Options and shall include, among other things, a provision allowing the Executive to exercise of the Retention Options on a “cashless and cash basis.” The initial exercise price for the Retention Options is $5.35 per Option Share. The exercise price is payable in cash; provided, however, that until such time that the Company’s shares of Common Stock are listed for trading on a national securities exchange such as the Nasdaq Stock Market, the New York Stock Exchange LLC, or the NYSE MKT LLC, the exercise price may be payable on a cashless basis as provided in the Stock Option Agreement.

All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board of Directors has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and Bylaws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including the Executive and the personal representative of Executive’s estate.

(ii) Time Vesting Options. Twenty-One Thousand Two-Hundred Fifty (21,000) shares shall become exercisable monthly in arrears during each calendar year of service in the Executive Positions for the next four (4) years (1,008,000 shares in the aggregate). Anything thing in this Agreement to the contrary notwithstanding, the vesting of the Retention Options as set forth in this Section 3(d)(ii) shall not supersede nor replace the 50,000 time vesting options granted to the Executive pursuant to the 2014 Employment Agreement that are scheduled to vest on December 31, 2017. Except as set forth herein all other unvested options granted pursuant to the 2014 Employment Agreement are forfeited by the Executive and will no longer be subject to vesting.

(d) Future Equity Grants. The number, vesting and others conditions of future equity grants, if any, to be awarded to the Executive will be determined by the Board of Directors, in its sole discretion. Other than the equity compensation to be granted to the Executive pursuant to Section 3(e), the Executive will not automatically participate in any future equity grants issued to members of the Board for his participation as a member of the Board.

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(e) Withholdings. The Company will deduct or withhold from all salary and bonus payments, and from all other payments made to the Executive, all amounts that may be required to be deducted or withheld under any applicable Social Security contribution, income tax withholding or other similar law now in effect or that may become effective during the term of this Agreement.

4. Additional Benefits.

(a) Medical Insurance Reimbursement. During the term of this Agreement, the Company agrees to pay the Executive a monthly stipend of $2,166 per month (to be adjusted on an annual basis for any increases or decreases in premium) (“Medical Insurance Reimbursement”) in addition to the Executive’s annual salary to cover medical insurance premiums until such time that the Company can make available an alternative medical insurance plan. Nothing herein shall be deemed to impose any other or further obligation or liability on the part of the Company with respect to any medical costs incurred by the Executive during the term of the Executive’s employment. Except as specifically provided herein or as required by law, the Executive acknowledges that he, his spouse and dependents will not receive health and medical benefits following any termination of his employment.

(b) Holidays and Vacation Days. In addition to the holidays listed on Schedule 4(b) hereto, the Executive shall be entitled to twenty (15) business days of paid vacation each calendar year. Vacation will accrue on January 1 of each year. The Executive may carry over into the next year any untaken vacation provided the total number of vacation days for any calendar year shall not exceed twenty (20) business days. At the end of each calendar year, the Executive may elect to be paid according to Salary, as defined in Section 3, above, for all accrued and untaken vacation.

(c) Business Expense Reimbursement. The Executive shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of the Executive’s duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

(d) Indemnification; D&O and Side A Insurance; Officer Liability. The Company shall, to the maximum extent permitted by law, indemnify and hold the Executive harmless for any acts or decisions made by the Executive if the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company will use commercially reasonable efforts to maintain its D&O and Side A insurance during the Term.

(e) Tuition Assistance. The Company shall provide Executive up to a total of $5,000 per semester toward graduate school tuition and related tuition expenses (up to a maximum amount of $15,000 in any calendar year) for the University and educational program into which the Executive is accepted (the “Tuition Assistance”). Tuition Assistance shall be paid directly to the Executive in one installment upon confirmation from the University of registration. The Executive agrees course registration will be for graduate education the Company can benefit from in some capacity. Executive also agrees to participate in and pursue the graduate degree program to the best of his ability and to use reasonable efforts to complete the graduate degree program. In the event the Executive withdraws from the graduate degree program, the Company’s obligation to make any further Tuition Assistance Payments shall immediately cease. It is expected that the number of courses for which the Executive will register per calendar year will be three.

(f) Non-Exclusivity of Rights. Except as otherwise specifically provided, nothing in this Agreement will prevent or limit the Executive’s continued or future participation in any benefit, incentive, or other plan, practice, or program provided by the Company or Company and for which the Executive may qualify. Any amount of vested benefit or any amount to which the Executive is otherwise entitled under any plan, practice, or program of the Company or Company will be payable in accordance with the plan, practice, or program, except as specifically modified by this Agreement.

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5. Executive’s Representations and Warranties.

The Executive represents and warrants to the Company that:

(a) the execution, delivery and performance of this Agreement by the Executive does not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive are a party or of which the Executive or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist;

(b) the Executive is able to render the Executive Positions;

(c) the Executive is not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against the Executive; and

(d) the Executive is not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to: any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

6. Discoveries and Works.

All Discoveries and Works which are made or conceived by the Executive while employed by the Company, solely, jointly or with others, that relate to the Company’s past, present or anticipated activities, or are used or useable by the Company within the scope of this Agreement shall be owned by the Company. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested; (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company; (c) assist the Company in obtaining or maintaining for itself at the Company’s expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works; and (d) promptly execute, whether during the term of this Agreement or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of the term of this Agreement, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive and, the Company, be presumed to have been made during the term of this Agreement. The Executive acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7. Intellectual Property.

(a) Assignment.

(i) The Executive agrees to make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of the Executive’s right, title and interest in and to any Intellectual Property. Without limiting the foregoing, all copyrightable works that the Executive create during the Executive’s employment with the Company shall be considered “work made for hire.”

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(ii) Any interest in Intellectual Property which the Executive now, or hereafter during the period the Executive is employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; the Executive hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all of the Executive’s right, title and interest in and to all Work Product, including without limitation all patent, copyright, trademark and other intellectual property rights therein and thereto. If the Executive have any such rights that cannot be assigned to the Company, the Executive waive the enforcement of such rights, and if the Executive have any rights that cannot be assigned or waived, the Executive hereby grant to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights. Such rights shall include the right to make, use, sell, improve, commercialize, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based on, and otherwise exploit or utilize in any manner the subject intellectual property.

(iii) The Executive’s obligation to assign the Executive’s rights to Intellectual Property under this Section 7 shall not apply to any inventions and all Discoveries and Works expressly identified in Appendix A attached hereto which were developed prior to the Executive’s performance of services hereunder or under the 2014 Employment Agreement or the August 9, 2010 Employment Agreement between the Company and the Executive. The Executive acknowledges that there are, and may be, future rights that the Company may otherwise become entitled to with respect to the Intellectual Property that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and the Executive specifically intends the foregoing assignment of rights to the Company to include all such now known or unknown uses, media and forms of exploitation. The Executive agree to cooperate with the Company, both during and after the term of the Executive’s employment , in the procurement and maintenance of the Company’s rights to the Intellectual Property and to execute, when requested, any and all applications for domestic and foreign patents, copyrights and other proprietary rights or other documents and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company, to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property and to otherwise carry out the purpose of this Agreement.

(iv) If the Company is unable because of the Executive’s mental or physical incapacity or for any other reason to secure any signature for any of the assignments, licenses or other reasonably requested documents pertaining to the intellectual property rights referenced herein within ten (10) days of the delivery of said documents to the Executive, then the Executive hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact, to act for and on the Executive’s behalf and stead and to execute and file said documents and do all other lawfully permitted acts to further the perfection, defense and enjoyment of the Company’s rights relating to the subject Intellectual Property with the same legal force and effect as if executed by the Executive. The Executive stipulates and agrees that such appointment is a right coupled with an interest, and will survive the Executive’s incapacity or unavailability at any future time.

(v) Executive hereby assigns and agrees to assign to Company, without royalty or any other consideration except as expressly set forth herein, all worldwide right, title and interest Executive may have or acquire in and to (i) all Materials; (ii) all Company Inventions (iii) all worldwide patents, patent applications, copyrights, mask work rights, trade secrets rights and other intellectual property rights in any Innovations; and (iv) any and all “moral rights” or right of “droit moral” (collectively “Moral Rights”), that Executive may have in or with respect to any Innovations filed or in the process of filing at the time of the Effective Date of this Agreement or which may arise in the future pursuant to this Agreement. To the extent any Moral Rights are not assignable the Executive waives, disclaims and agrees that Executive will not enforce such Moral Rights. Executive agrees that such assignment shall extend to all languages and including the right to make translations of the Materials and Innovations. Additionally, Executive agrees, at the Company’s expense, but at Company’s sole expense, to sign and deliver to Company (either during or subsequent to Executive’s performance of the Services hereunder) such documents as Company considers desirable to evidence the assignment of all rights of Executive, if any, described above to Company and Company’s ownership of such rights and to do any lawful act and to sign and deliver to Company any document necessary to apply for, register, prosecute or enforce any patent, copyright or other right or protection relating to any Innovations in any country of the world. The Executive will be paid a reasonable consulting fee for such services consistent with industry practices but not to exceed $250 per hour.

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(b) Maintenance of Records. The Executive agrees to keep and maintain adequate and current written records of all Intellectual Property made by the Executive (solely or jointly with others) during the term of the Executive’s employment with the Company. The records will be in the form of notes, sketches, drawings, electronic or digital data, and any other format that may be specified by the Company. The records will be available to, and remain the sole property of, the Company at all times.

(c) Patent and Copyright Registrations. The Executive agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property Items, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

8. Non-Competition and Non-Solicitation and Non-Circumvention.

(a) Non-competition. Except as authorized by the Board, during the Executive’s employment by the Company and for a period of nine (9) months thereafter (the “Non-Compete Period”), the Executive will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any Person which is engaged directly or indirectly in any business competing with WNDW’s Building Integrated Organic Photovoltaic business or such other business as then carried on or planned to be carried on (if such plans were developed during the Term) by WNDW or any of its subsidiaries or affiliates (collectively, the “Company’s Business”). The Company understands the Executive may continue act as a consultant on his own behalf for other companies as authorized in Section 1(c) of this Agreement.

(b) The following activities shall not be deemed to be competitive to the Company’s business, unless the parties mutually agree to modify based upon developments within the Company:

(i) A renewable energy design and/or installation business which shall not make use of the Company’s products and technologies or the Company’s products and technologies under development and shall not compete against the Company. The Executive may engage in design and installation businesses which include but are not limited to the installation of opaque organic solar photovoltaic modules, thermal panels, or wind turbines.

(ii) A renewable energy operating business (i.e. owner, operator or management of any renewable energy installation) which shall not make use of the Company’s products and technologies or the Company’s products and technologies under development and shall not compete against the Company.

(iii) Notwithstanding anything herein to the contrary, Company acknowledges that the Executive may have other existing outside interests. Provided such:

(1) interests do not affect the Executive’s ability to competently perform obligations hereunder, and

(2) Entities do not compete with Company’s Business, Company hereby consents to allow the Executive to continue to provide services to such other entities. The Executive agrees to not compete with Company’s Business, or with the Company’s current products and technologies and technologies under development.

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(iv) The Company and the Executive understand the Executive is permitted to provide design and/or installation consulting services that may include SolarWindow Products provided there is no conflict of interest with the Company’s Business.

(c) Non-Solicitation and Non-Circumvention. During the Term and for a period of nine (9) months following the termination of this Agreement 10(d) the Executive will not directly or indirectly, whether for his account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were or are customers of WNDW during the term of this Agreement, or prospective customers with respect to whom a sales effort, presentation or proposal was made by WNDW or its affiliates which are Competing Businesses with the Company.

(d) Requirement to Safeguard Confidential Information. All Confidential Information of the Company is expressly acknowledged by the Executive to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on the Executive. The Executive will exercise reasonable care to ensure the confidentiality of the Confidential Information. All confidential information which the Executive may now possess, or may obtain or create prior to the end of the period the Executive are employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by the Executive to any other person or entity either during or after the termination of the Executive’s employment or used by the Executive except during the Executive’s employment by the Company in the business and for the benefit of the Company, without the prior written consent of the Company. Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. The Executive agrees to return all tangible evidence of such confidential information to the Company prior to or at the termination of the Executive’s employment.

The Executive agrees that, except as required by his duties with the Company or as authorized by the Company in writing, he will not use or disclose to anyone at any time, regardless of whether before or after the Executive ceases to be employed by the Company, whether based on the Executive’s recollection or otherwise, any of the Confidential Information obtained by him in the course of his employment with the Company. The Executive shall not be deemed to have violated this Section 8(d) by disclosure of Confidential Information that at the time of disclosure (a) is publicly available or becomes publicly available through no act or omission of the Executive, or (b) is disclosed as required by court order or as otherwise required by law, on the condition that notice of the requirement for such disclosure is given to the Company prior to make any disclosure.

9. Equitable Remedies; Availability of Other Remedies; Obligations Absolute.

(a) The Executive represents and warrants that he has had an opportunity to consult with an attorney regarding this Agreement and fully understands the contents hereof.

(b) The Executive acknowledges that (i) the provisions of Sections 7 and 8 are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates, and (ii) any violation of Sections 7 and 8 may result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company and its Affiliates for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of Sections 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company and its Affiliates shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

(c) The rights and remedies of the Company and its Affiliates under this Agreement are not exclusive of or limited by any other rights or remedies that it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and its Affiliates under this Agreement, and the obligations and liabilities of the Executive under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations.

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(d) The Executive’s obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company or any other person) of any provision of any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Company, the Company, or any other person.

(e) The Executive acknowledges that the provisions of Sections 7 and 8 are fully applicable to the Executive no matter whether the Termination Date occurs prior to, on, or subsequent to, the Expiration Date and regardless of the reason for the Executive’s termination.

10. Effect of Termination.

(a) Termination For Cause or Good Reason. If the Executive’s employment is terminated by the Company for Cause or by the Executive for any reason other than a Good Reason (as provided in Sections 2(b)(iii) and (vi)), except as provided in Section 10(d)(i), no severance compensation will be paid or other benefits furnished to the Executive as a result of such termination.

(b) Termination Without Cause; Disability; No-Good Reason. If Executive’s employment is terminated as a result of the Executive’s Disability, by the Company without Cause or by the Executive for Good Reason (as provided in Sections 2(b)(i), (iv) and (v)), the Company shall pay the Executive a payment in accordance with Section 10(d)(i) and (ii) of this Agreement.

(c) Executive Termination For Cause or Good Reason. If the Executive terminates this Agreement for Good Reason, the Company shall pay the Executive a payment in accordance with Section 10(d)(i) and (ii) of this Agreement.

(d) Payments Upon Termination.

(i) Basic Payments. In the event the Executive’s employment under this Agreement is terminated pursuant to Section 10(a), Executive’s rights and the Company’s obligations hereunder shall cease (except to the extent specifically provided to survive the termination of this Agreement) as of the Effective Termination Date; provided, however, that the Company shall pay the Executive, subject to Executive’s full and complete compliance with the provisions and conditions set forth in Section 10(d)(iii) and (iv), his (i) Monthly Salary, prorated through the Effective Termination Date; (ii) Business Expense Reimbursements through the Effective Termination Date; (iii) Medical Insurance Reimbursement and any other benefits due to the Executive, prorated through the Effective Termination Date.

All payments made pursuant to this Section 10(d)(i), will be made in accordance with the Company’s regular payroll procedures through the Effective Termination Date; and the full payment all of payments and benefits due the Executive hereunder upon termination shall completely and fully discharge and constitute a release by the Executive of any and all obligations and liabilities of the Company to the Executive, including, without limitation, the right to receive Monthly Payment, options and all other compensation or benefits provided for in this Agreement, and the Executive shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the date of such termination, except as provided by the terms of the stock option agreement entered into between the Executive and the Company, and any benefit plan under which the Executive is participating.

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(ii) Severance Payments. In the event the Executive’s employment under this Agreement is terminated pursuant to Section 10(b) the Executive’s rights and the Company’s obligations hereunder shall cease (except to the extent specifically provided to survive the termination of this Agreement), as of the Effective Termination Date of the termination; provided, however, that the Company shall pay the Executive (A) the payments provided for in Section 10(d)(i) above and, subject to the Executive’s full and complete compliance with the provisions and conditions set forth in Sections 10(d)(iii) and (iv), (B) a severance payment (the “Severance Payment”) equal to:

(1) six (6) Monthly Payments as in effect on the date of termination if this Agreement is terminated after the Effective Date and prior to December 31, 2018;

(2) four (4) Monthly Payments as in effect on the date of termination if this Agreement is terminated after December 31, 2018 and prior to December 31, 2019;

(3) three (3) Monthly Payments as in effect on the date of termination if this Agreement is terminated after December 31, 2019 and prior to December 31, 2021; and

(4) in addition to the delivery of the applicable Severance Payment by the Company, 50 % of the then unvested Retention Options shall vest as of the Termination Date (the “Severance Options”).

The Severance Payment shall be subject to any applicable tax withholdings. Payment of the Severance Payment will be made as set forth in Section 3(a) so long as the conditions specified in Sections 10(d)(iii) and (iv) are satisfied. The Company, at its sole discretion, may elect to issue in the Severance Payment in one lump sum. The Severance Options will continue to be governed by the Stock Option Agreement.

(iii) Return of Documents and Property. Within thirty (30) days of the Effective Termination Date, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company, at Company’s expense, in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the Executive’s control (or the control of his heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in the Executive’s possession. In the event that the Agreement is terminated by the Company for Cause or by the Executive for Cause, Good or No Good Reason, any and all expenses related to the Return of Documents and Property shall be paid, in advance, by the Company.

(iv) Release. The payment of the foregoing amounts under this Section10(d) shall be contingent in all respects on (a) the Executive’s signing (following his termination of employment) and not revoking, and the Company’s receipt of, a Release, substantially in the form attached hereto as Appendix B, within ten (10) Business Days of his termination of employment releasing the Company, related companies, and their respective directors, officers, employees, counsel and agents (“Indemnitees”) from any and all claims and liabilities respecting or relating to his employment, and promising never to sue any of the Indemnitees for such matters and (b) the Executive’s compliance with all other post termination obligations provided for in this Agreement. The Release shall be held in escrow pending confirmation of Execution’s receipt of the amounts set forth in Section 10(d).

(e) Other Effects of Termination.

(i) Survival of Certain Provisions. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated the provisions of Sections 5, 6, 7, 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

(ii) Relinquishment of Authority. Notwithstanding anything herein to the contrary, upon written notice to the Executive, the Company may immediately relieve the Executive of all of the Executive’s duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Company. However, such action by the Company shall not alter the Company’s obligations to the Executive with regard to the procedure for a termination.

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11. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by the Executive, the Executive shall not have the right to assign or transfer any of the Executive’s rights, obligations or benefits under this Agreement, except as otherwise specifically noted herein.

12. No Reliance on Representations.

The Executive acknowledges that the he is not relying, and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13. Entire Agreements; Amendments.

This Agreement sets forth the entire understanding with respect to the Executive’s employment by the Company and supersedes all existing agreements between the Executive and the Company concerning such employment, including, but not limited to the 2014 Employment Agreement, and may be modified only by a written instrument duly executed by each of the Executive and the Company.

14. Waiver.

Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of a breach of any provision hereof must be in writing.

15. Construction.

The Executive and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Executive and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16. Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

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17. Notices.

All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested; (ii) nationally recognized overnight courier delivery; (iii) by facsimile transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (v) by email at the email address set forth below; or (v) hand delivery as follows:

To the Company:

SolarWindow Technologies, Inc.

10632 Little Patuxent Parkway,

Suite 406

Columbia, MD 21044

Fax: (240) 390-0603

Attention: The Board of Directors

With a copy (which shall not constitute notice) to:

Joseph Sierchio, Esq.

Satterlee Stephens, LLP

230 Park Avenue, Suite 1130

New York, NY 10022

Fax: 212-818-9606

Email: jsierchio@ssbb.com

To the Executive:

John A. Conklin

3489 Pennsylvania Avenue

Apalachin, New York 13732

Email: jac@tellurium.us

Fax: (607) 348-1417

or to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Section 17. Any notice given in accordance with the provisions of this Section 17 shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand or facsimile.

18. Counterparts; Delivery by Facsimile or Email.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by the Executive and the Company and delivered to the other, it being understood that the Executive and the Company need not sign the same counterpart. This Agreement may be executed by facsimile or email signature and a facsimile or email signature shall constitute an original for all purposes.

(b) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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19. Disclosure and Avoidance of Conflicts of Interest.

During the Executive’s employment with the Company, the Executive will promptly, fully and frankly disclose to the Company in writing:

(a) the nature and extent of any interest the Executive or the Executive’s Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

(b) every office the Executive may hold or acquire, and every property the Executive or the Executive’s Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or the Executive’s duties and obligations under this Agreement;

(c) the nature and extent of any conflict referred to in subsection (b) above; and

(d) the Executive acknowledges that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and the Executive agrees to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein. During the Executive’s employment with the Company, without Board approval, in its sole discretion, the Executive shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or the Executive’s duties or obligations under this Agreement or that would otherwise prevent the Executive from performing the Executive’s obligations hereunder, and the Executive represent and warrant that the Executive or the Executive’s Affiliates have not entered into any such agreement, arrangement or understanding.

20. Code Section 409A; Parachute Payments.

(a) Notwithstanding anything to the contrary in Section 10 hereof, and to the maximum extent permitted by law, this Agreement shall be interpreted in such a manner that all payments to the Executive under this Agreement are either exempt from, or comply with, Section 409A of the Code and the regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”), including without limitation any such regulations or other guidance that may be issued after the Effective Date. It is intended that payments under this Agreement will be exempt from Section 409A, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, so as not to subject the Executive to payment of interest or any additional tax under Section 409A. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions). In furtherance thereof, if the provision of any reimbursement or in-kind benefit payment hereunder that is subject to Section 409A at the time specified herein would subject such amount to any additional tax under Section 409A, the provision of such reimbursement or in-kind benefit payment shall be postponed to the earliest commencement date on which the provision of such amount could be made without incurring such additional tax. In addition, to the extent that any regulations or other guidance issued under Section 409A (after application of the previous provisions of this Section 20) would result in the Executive’s being subject to the payment of interest or any additional tax under Section 409A, the parties agree, to the extent reasonably possible, to amend this Agreement to the extent necessary (including retroactively) in order to avoid the imposition of any such interest or additional tax under Section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Company and the Executive. The Executive acknowledges and agrees that the Company has made no representation to the Executive as to the tax treatment of the compensation and benefits provided pursuant to this Agreement and that the Executive is solely responsible for all taxes due with respect to such compensation and benefits.

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(b) If any payment or benefit the Executive would receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s stock awards.

21. Failure to Renew, Extend the Term of This Agreement or Enter into a new Agreement.

In the event that a renewal or extension of this Agreement, or entry into a new employment agreement, is not effected by the parties on or prior to December 1, 2021 the Executive may commence to provide consulting services to third parties and/ or market himself to third parties in such capacities consistent with the Executives obligations pursuant to Section 8 of this Agreement.

22. Definitions.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Board of Directors” or “Board” means the Company’s Board of Directors as the same may from time to time be constituted.

“Business Day” means any day on which banks are open for business in the State of New York.

“Cause” shall mean: (1) any material act of dishonesty by the Executive against the Company; or (2) any material act of dishonesty by the Company, insiders or affiliates that jeopardize the Company or Executive (3) willful misconduct or gross negligence by the Executive in carrying out the Executive’s duties of the Executive Positions; or (4) material breach of this Agreement, including, but not limited to a breach of the representations and warranties made by, the Executive; or (5) misconduct by the Executive, such as intoxication or other misconduct which has a substantial adverse effect on the business of the Company, or (6) other circumstances (other than the Executive’s Disability) indicative of the Executive’s failure materially to comply with the terms of his employment and which have had or may have an adverse effect on the business of the Company; or (7) the Executive’s violation of the United States federal or applicable state securities laws; or (8) indictment under the laws of the United States, or any state thereof for a (i) civil offense which is injurious to the business reputation of the Corporation or (ii) criminal offense, unless these actions are not committed by the Executive; or (9) recurring failure to adequately fulfill the responsibilities associated with the Executive Positions.

“Change of Control” shall mean the occurrence of any of the following events during the term hereof: (i) Any “person” (such as that term is used in Section13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than an Affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 51% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power represented by the Company’s then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or (iii) a majority of the directors of the Company which were not nominated by the Company’s management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board by the Company’s shareholders; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, and only to the extent necessary to comply with Section 409A, a “Change of Control” will have occurred only if, in addition to the requirements set above, the event constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble hereto.

“Company’s Business” means the Company’s business activities and operations as conducted during the term of this Agreement and all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s relationship with the Company.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by the Executive to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by the Executive without violating this Agreement.

“Disability” means a disability that has existed for a period of 6 consecutive months and because of which the Executive is physically or mentally unable to substantially perform his regular duties as Chief Executive Officer of the Company. Notwithstanding the foregoing, and only to the extent necessary to comply with Section 409A of the Code, the Executive will have suffered a “Disability” only if, in addition to the requirements set above, it represents a disability within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

“Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications and all materials, information, inventions, discoveries, developments, methods, compositions, concepts, ideas, writings, computer code and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours and whether on or off Company premises) during the term of this Agreement that relate to either the Company’s Business or any prospective activity of the Company or any of its Affiliates.

“Director” means a member of the Company’s Board of Directors.

“Effective Date” shall mean the date of this Agreement as set forth in the preamble hereto.

“Good Reason” means (1) a material diminution in the Executive’s responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority (except as otherwise contemplated by Section 1(b) hereof); or (2) the removal of the Executive from the position of Chief Executive Officer (other than pursuant to Section 1(b) or  elevation to a higher or comparable ranking executive officer position with the Company); or (3) ) the Company’s violation of the United States federal or applicable state securities laws without the knowledge of, or participation by, the Executive; or (4) a material breach by the Company of any of the material terms of this Agreement. A condition will not be considered “Good Reason” unless the Executive gives the Company written notice of the condition within thirty (30) days after the condition comes into existence and the Company fails to substantially remedy the condition within thirty (30) days after receiving the Executive’s written notice. Anything herein to the contrary notwithstanding, the Executive’s resignation or removal as the Company’s Chief Financial Officer or as a Director will not constitute “Good Reason” hereunder.

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“Intellectual Property” means with respect to the Company’s Business, all U.S. and foreign (a) patents and patent applications and all reissues, renewals, divisions, extensions, provisional patents, continuations and continuations in part thereof, (b) inventions (regardless of whether patentable), invention disclosures, trade secrets, proprietary information, industrial designs and registrations and applications, mask works and applications and registrations, (c) copyrights and copyright applications and corresponding rights, (d) trade dress, trade names, logos, URLs, common law trademarks and service marks, registered trademarks and trademark applications, registered service marks and service mark applications, (e) domain name rights and registrations, (f) databases, customer lists, data collections and rights therein, (g) confidentiality rights or other intellectual property rights of any nature, in each case throughout the world; (h) ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing; and (i) Discoveries and Works.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

23. Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

24. Governing Law. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada.

25. Binding Arbitration. All claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration. If the parties are unable to agree respecting the time, place, method or rules of the arbitration, then such arbitration shall be held in the City of Syracuse New York, in accordance with the laws of the State of New York and the rules of the American Arbitration Association. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. There shall be three arbitrators. The Parties agree that one arbitrator shall be appointed by each Party, and the third presiding arbitrator shall be appointed by agreement of the two party-appointed arbitrators within fourteen (14) days of the appointment of the second arbitrator, or in default of such agreement, by the American Arbitration Association. An award of arbitration may be confirmed in a court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

Company:

SolarWindow Technologies, Inc.

By: _____________________________________

Name: Joseph Sierchio

Title: Director and Authorized Signatory

Executive:

John A. Conklin

By: _____________________________________

Name: John A. Conklin

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Exhibit A

STOCK OPTION AGREEMENT

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THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of January 27, 2014 (the “Effective Date”), by and between SolarWindow Technologies, Inc., a Nevada corporation (the “Company”), and John A. Conklin (“Recipient”):

This Stock Option Agreement has been executed and delivered pursuant to the Employment Amendment dated December 26, 2017 and effective as of January 1, 2018 between the Recipient and the Company (the “2018 Employment Agreement”). This Option Agreement sets forth certain terms and conditions regarding the vesting and exercise of the Retention Options (as defined in the 2018 Employment Agreement).

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Grant.

(a)	Date option grant authorized:	December 27, 2018
(b)	Number of shares:	1,008,000
(c)	Exercise Price:	$5.35
(d)	Form of options (select one):

☐	Incentive Stock Options
☒	Non-Qualified Stock Options

2. Acknowledgements.

(a) Recipient is an officer of the Company (the “Company/Recipient Relationship”).

(b) The Board has this day approved the granting of this Option subject to the execution and delivery of this Agreement;

(c) The Board has authorized the granting to Recipient of a non-statutory stock option (the “Retention Option”) to purchase up to 1,008,000 shares (collectively, the “Option Shares”) of common stock of the Company (“Common Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”); and

(d) This Agreement is further subject to the provisions, conditions and terms of the Company’s 2006 Incentive Stock Option Plan.

3. Option Shares; Price.

The Company hereby grants to Recipient the right to purchase, upon and subject to the terms and conditions herein stated, the Option Shares for cash (or other consideration as is authorized hereunder) at the price per Option Share set forth in Section 1 above (the “Exercise Price”), such price being not less than [e.g., 100%] of the fair market value per share of the Option Shares covered by this Option as of the date of grant. For purposes of the Retention Options, the “fair market value” of the Company’s common stock is $5.35 as determined by the Board as follows: The average of the closing price of the Company’s common stock on each of the 30 Trading Day’s immediately preceding the date of this Agreement as reported on the OTQB

4. Term of Options; Continuation of Service.

Subject to the early termination provisions set forth in Sections 7 and 8 of this Agreement, these Retention Options shall expire, and all rights hereunder to purchase the Option Shares shall terminate 10 years from the Effective Date. Nothing contained herein shall be construed to interfere in any way with the right of the Company, or its shareholders, or the Board, to remove or not elect Recipient as an officer and or a director of the Company, or to increase or decrease the compensation of Directors from the rate in effect at the date hereof.

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5. Vesting of Option and Filing of Form S-8.

(a) Vesting. Subject to the provisions of Sections 7 and 8 of this Agreement, the Retention Options shall become exercisable during the term that Recipient serves in the Company/Recipient Relationship as follows:

(i) Time Vesting Options. Twenty-One Thousand (21,000) shares shall become exercisable monthly during each calendar year of service in the Executive Positions for the next four (4) years (1,008,000 shares in the aggregate).

(ii) The time vesting Retention Options set forth in this Section 5 (e)(ii) shall not supersede nor replace the 50,000 time vesting options granted to the Executive pursuant to the January 1, 2014 Employment Agreement that are scheduled to vest on December 31, 2017 (the “Legacy Options”). All other options granted pursuant to the 2014 Employment Agreement and governed by the Stock Option Agreement dated January 9, 2014 and the Recipient (the “2014 Stock Option Agreement”) are hereby forfeited and will no longer be subject to vesting. The Legacy Options will continue to be governed by the 2014 Stock Option Agreement. This Section 5(a)(ii) shall constitute an amendment to the 2014 Stock Option Agreement.

All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and Bylaws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons.

(b) Form S-8. The Company shall within forty-five (45) day following the date hereof and subject to satisfaction of any and all applicable regulatory requirements and shareholder approval, file a registration statement on Form S-8, or file a post-effective amendment to a currently filed Form S-8, with the Securities and Exchange Commission registering, to the extent possible, the shares of common stock issuable upon exercise of the Options and keep such registration statement in effect until the earlier to occur of (i) the sale of all shares of common stock issuable under vested Retention Options, (ii) the expiration of the 10-year term of the Options, or (iii) the two (2) year anniversary of the Termination Date of the 2018 Employment Agreement.

6. Exercise.

(a) These Retention Options shall be exercised, as to the vested Option Shares, by delivery to the Company of (a) written notice of exercise stating the number of Option Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Exhibit A hereto, (b) a check or cash in the amount of the Exercise Price of the Option Shares covered by the notice, unless Recipient elects to exercise the cashless exercise option set forth in Section 6(b) below, in which case no payment will be required (or such other consideration as has been approved by the Board of Directors consistent with the Plan). The Retention Options are not assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable, to the extent vested, only by Recipient during his or her lifetime.

(b) Anything herein to the contrary notwithstanding, to the extent and only to the extent vested, if the Company’s common stock is not listed for trading on a national securities exchange such as the Nasdaq Stock Market, the New York Stock Exchange LLC, or the NYSE MKT LLC, the Retention Options may also be exercised (as to the Option Shares vested) at such time by means of a “cashless exercise” in which the Recipient shall be entitled to receive a certificate for the number of Option Shares equal to the quotient obtained by dividing:

[(A-B) (X)] by (A), where:

(A) equals the closing price of the Company’s Common Stock, as reported (in order of priority) on the Trading Market on which the Company’s Common Stock is then listed or quoted for trading on the Trading Date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on a Trading Market, then the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Recipient and the Company, the fees and expenses of which shall be paid by the Company;

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(B) equals the Exercise Price of the Option, as adjusted from time to time in accordance herewith; and

(X) equals the number of vested Option Shares issuable upon exercise of these Retention Options in accordance with the terms of the Retention Options by means of a cash exercise rather than a cashless exercise (or, if the Retention Option is being exercised only as to a portion of the shares as to which it has vested, the portion of the Retention Options being exercised at the time the cashless exercise is made pursuant to this Section 6).

For purposes of this Agreement:

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means, in order of priority, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the Pink Sheets.

(c) No fractional shares shall be issued upon exercise of this Retention Option. The Company shall, in lieu of issuing any fractional share, pay the Recipient entitled a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

7. Termination of Service.

If the 2018 Employment Agreement is terminated, unless the parties thereto otherwise agree in writing, as of the date of the termination of the Employment Agreement (the “Termination Date”), no further installments of the Option shall vest pursuant to Section 5, and the maximum number of Option Shares that Recipient may purchase pursuant hereto shall be limited to the number of Option Shares that were vested as of the Termination Date. Thereupon, Recipient shall have the right, subject to Section 8 hereof, at any time within of the two (2) year commencing on and following the Termination Date (the “Termination Exercise Period”) to exercise the Retention Options to the extent vested (including the Severance Options, as defined in the 2018 Employment Agreement) and purchase the underlying Option Shares; following the expiration of the Termination Exercise Period the remaining unexercised vested Retention Options (including the Severance Options) shall terminate and such Retention Options and Severance Options, and this Agreement, shall be of no further force or effect.

8. Death or Permanent Disability of Recipient.

(a) Death of Recipient. If the Recipient shall die during the term of service to the Company, Recipient’s personal representative or the person entitled to Recipient’s rights hereunder may at any time within the then remaining exercise period, exercise the Retention Option and purchase Option Shares to the extent, but only to the extent, that Recipient could have exercised this Option as of the date of Recipient’s death; following the expiration of the aforesaid then remaining exercise period, this Agreement shall terminate in its entirety and be of no further force or effect.

(b) Permanent Disability of Recipient. In the event the Recipient becomes disabled during an event while on company time that limits the Recipient’s ability to perform as an Executive as stated in Section 1(b) of the Agreement, all Option Shares shall immediately vest and become exercisable.

9. No Rights as Shareholder.

Recipient shall have no rights as a shareholder with respect to the Option Shares covered by any installment of this Retention Option until the effective date of issuance of the Option Shares following the exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates.

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10. Recapitalization.

(a) Subdivision or consolidation of shares. Subject to any required action by the shareholders of the Company, the number of Option Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

(b) Reorganizations, Mergers etc.

(i) In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”):

(1) then, subject to Clause (b)(ii) below, any and all shares as to which the Option had not yet vested shall vest upon the date (the “Reorganization Vesting Date”) that the Company provides the Recipient with the Reorganization Notice (as defined below); and provided, however, that there has been no termination of the Recipient’s services, Recipient shall have the right to exercise this Option to the extent of all shares subject to the Option, for a period commencing on the Reorganization Vesting Date and terminating on the date of the consummation of such Reorganization. Unless otherwise agreed to by the Company, the Option shall terminate upon the consummation of the Reorganization and may not be exercised thereafter as to any shares subject thereto. The Company shall notify Recipient in writing (the “Reorganization Notice”), at least 30 days prior to the consummation of such Reorganization, of its intention to consummate a Reorganization.

(2) Anything herein to the contrary notwithstanding, the exercise of the Option or any portion thereof pursuant to this Section 10(b) will be consummated simultaneously with the consummation of the Reorganization. If after the Company provides the Reorganization Notice to the Recipient the Company provides the Recipient with a further written notice notifying the Recipient that the Reorganization will not be consummated, then the Option will return to its status prior to the Reorganization Notice and the shares as to which the Option vested solely by virtue of this Section 10(b) (i) will revert to an unvested status.

(ii) Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, these Options thereafter shall pertain to and apply to the securities to which a Recipient of Option Shares equal to the Option Shares subject to these Options would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

(iii) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Option Shares within the meaning of these Options.

(iv) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Recipient shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Option Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

(v) The grant of these Options shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

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11. Taxation upon Exercise of Option.

Recipient understands that, upon exercise of these Options, Recipient may recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Option Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Option Shares by Recipient shall constitute an agreement by Recipient to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Recipient’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Recipient to make a cash payment to cover such liability as a condition of the exercise of these Options.

12. Modification, Extension and Renewal of Options.

The Board or a duly appointed committee thereof, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Code and applicable securities laws. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Recipient, alter to the Recipient’s detriment or impair any rights of Recipient hereunder.

13. Investment Intent; Restrictions on Transfer.

Unless and until the Option Shares, represented by this Retention Option, are registered under the Securities Act:

(a) all certificates representing the Option Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED JANUARY 27, 2014, BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.”

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Option Shares have been placed with the Company’s transfer agent.

(b) Recipient represents and agrees that if Recipient exercises this Option in whole or in part, Recipient will in each case acquire the Option Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part Recipient (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 of this Agreement) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Option Shares represented this Option are registered under the Securities Act, either before or after the exercise this Option in whole or in part, the Recipient shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

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14. Stand-off Agreement. Recipient agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Recipient shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Option Shares (other than Option Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period (the “Restrictive Period”) as may be specified by the Company or such underwriter or managing underwriter; provided, however, that the Restrictive Period shall not exceed one year following the effective date of registration of such offering.

15. Construction. You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16. Notices. Any and all notices (including, but not limited to the Notice of Exercise) or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

17. Agreement Not Subject to Plan; Applicable Law. These Options are not granted pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Recipient, at no charge, at the principal office of the Company. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement as of the date first above written.

SolarWindow Technologies, Inc.

By:_______________________________________

Name: John A. Conklin

Title: Chief Executive Officer and President

Address For Notices:

10632 Little Patuxent Parkway

Suite 406

Columbia, MD 21044

Fax: (240) 390-0603

Email: jsierchio@ssbb.com

Recipient

By:______________________________________

Name: [  *  ]

Address:

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EXECUTION COPY

Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

TO:	SOLARWINDOW TECHNOLOGIES, INC.
10632 Little Patuxent Parkway Suite 406 Columbia, MD 21044

ATTENTION: President and Chief Executive Officer, Chief Technology Officer, or Chief Operating Officer

The undersigned hereby elects to purchase ______________ shares (the “Purchased Option Shares”) of the Company pursuant to the terms of the Stock Option Agreement Dated December 27, 2017 between the undersigned and SolarWindow Technologies, Inc. and the undersigned (the “Option Agreement”), herewith tenders payment of the aggregate exercise price in full, together with all applicable transfer taxes, if any, for the Purchased Option Shares, by (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in Section 6(b) of the Option Agreement with respect to the maximum number of Option Shares purchasable pursuant to the cashless exercise procedure set forth Section 6(b).

Please issue a certificate or certificates representing said Option Shares in the name of the undersigned as is specified below and forward the same to the address set forth below.

__________________________________

Signature of Recipient

Print Name of Recipient: John A. Conklin

Address For Delivery of Option Shares:

___________________________________

___________________________________

___________________________________

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EXECUTION COPY

Appendix A

List of Prior Works and Discoveries

NONE

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EXECUTION COPY

Appendix B

To the Employment Agreement dated January 1, 2018

between

John A. Conklin and SolarWindow Technologies, Inc.

The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.

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GENERAL RELEASE

This General Release (this “Release”) is executed by John A. Conklin (“Executive”) pursuant to Section 10(d)(iv) of the Employment Agreement between SolarWindow Technologies and John A. Conklin dated January 1, 2018 (the “Employment Agreement”).

WHEREAS, Executive’s employment with the Company has terminated;

WHEREAS, the Company and Executive intend that the terms and conditions of the Employment Agreement and this Release shall govern all issues relating to Executive’s employment and termination of employment with the Company and Company;

WHEREAS, Executive has had five (5) Business Days to consider the form of this Release;

WHEREAS, the Company advised Executive in writing to consult with an attorney before signing this Release;

WHEREAS, Executive acknowledges that the consideration to be provided to Executive under the Employment Agreement is sufficient to support this Release; and

WHEREAS, Executive understands that the Company regards the representations by Executive in the Employment Agreement and this Release as material and that the Company is relying upon such representations in paying amounts to Executive pursuant to the Employment Agreement.

Accordingly, Executive Agrees As Follows:

1. Executive’s employment with the Company was terminated effective as of and Executive has and will receive the payments and benefits set forth in Section 10(d)(i) and (ii) of the Employment Agreement in accordance with the terms and subject to the conditions of the Employment Agreement.

2. Executive, on behalf of himself and anyone claiming through him, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates or other related entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, or agents of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release, including, without limitation, all matters in any way related to the Employment Agreement, Executive’s employment by the Company or any of its subsidiaries or affiliates, the terms and conditions thereof, any failure to promote Executive and the termination or cessation of Executive’s employment with the Company or any of its subsidiaries or affiliates, and including, without limitation:

(i) any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine;

(ii) any and all claims for lost wages, bonuses, back pay, front pay, severance pay, or for damages or injury of any type whatsoever, including, but not limited to, defamation, injury to reputation, intentional or negligent infliction of emotional distress, (whether arising by virtue of statute or common law, and whether based upon negligent or willful actions or omissions); and

(iii) any and all claims for compensatory or punitive damages, attorneys’ fees, costs and disbursements.

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Provided, however, that nothing contained in this Release shall apply to, or release the Company from, any obligation of the Company contained in Sections 10 of the Employment Agreement, any vested benefit pursuant to any employee benefit plan of the Company. The consideration offered in the Employment Agreement is accepted by Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and Executive expressly agrees that he is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of Executive. Executive agrees that he has no present or future right to employment with the Company or any of the other Released Parties and that he will not apply for or otherwise seek employment with any of them.

3. Executive expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

4. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE, EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT HE HAS READ THIS RELEASE CAREFULLY, THAT HE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE, THAT HE HAS BEEN ADVISED THAT HE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND THAT HE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF HIS EXECUTION OF THIS RELEASE, EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION IN THE MANNER PROVIDED IN SECTION 20 OF THE EMPLOYMENT AGREEMENT. IF EXECUTIVE EXERCISES HIS RIGHTS UNDER THE PRECEDING SENTENCE, HE SHALL NOT BE ENTITLED TO RECEIVE THE AMOUNT PAYABLE TO HIM PURSUANT TO SECTION 10 OF THE EMPLOYMENT AGREEMENT.

5. The Employment Agreement and this Release constitute the entire understanding between the parties. Executive has not relied on any oral statements that are not included in the Employment Agreement or this Release.

6. This Release shall be construed, interpreted and applied in accordance with the internal laws of the State of New York without regard to the principle of conflicts of laws.

7 Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Executive agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Executive agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8. This Release inures to the benefit of the Company and its successors and assigns.

9. In the event of any dispute or controversy arising under this Release, Section 22 of the Employment Agreement shall be applicable.

[SIGNATURE PAGE FOLLOWS]

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Date: __________________, 20__.	EXECUTIVE

John A. Conklin

Acknowledgement

State of New York                 }

                                                 ss.

County of                               }

On this _____________ day of ________, 20____ before me _______________________ the undersigned officer, personally appeared John A. Conklin to me personally known and known to me to be the same person whose name is signed to the foregoing instrument, and acknowledged the execution thereof for the used and purposed therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

_______________________________________________

Notary Public/Commissioner of Oaths

(SEAL)

My Commission Expires

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